Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
February 24, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Receives Notice of Non-Compliance with NASDAQ Continued Listing Requirements

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, received notice from The NASDAQ Stock Market that because Koss’s Form 10-Q for the period ended December 31, 2009 contained no financial statements, it is incomplete and does not comply with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements.  Koss has 60 calendar days, or until April 20, 2010, to submit a plan to regain compliance.  If the compliance plan is accepted, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until August 16, 2010, to regain compliance.  If the compliance plan is not accepted, Koss will have the opportunity to appeal that decision to a NASDAQ hearings panel.

As previously disclosed, because of certain previously reported unauthorized financial transactions, Koss is restating its previously issued financial statements for the fiscal years ended 2008 and 2009, for all quarterly periods during those fiscal years, and for the period ended September 30, 2009.  Koss’s unaudited consolidated quarterly financial statements for the period ended December 31, 2009 were not available to be included in Koss’s quarterly report on Form 10-Q filed on February 16, 2010.  Although Koss cannot predict with certainty when the restated consolidated financial statements will be available, Koss anticipates that the restated consolidated financial statements will be available as early as April 2010 but no later than June 2010.  The quarterly report on Form 10-Q for the period ended December 31, 2009 will be amended to include the unaudited consolidated quarterly financial statements promptly after the restated consolidated financial statements are available.

On February 16 and 18, 2010, separate shareholder derivative suits were filed in Milwaukee County Circuit Court in connection with the previously disclosed unauthorized transactions.  The first suit names as defendants Michael Koss, John Koss Sr., the other Koss directors, Sujata Sachdeva, Grant Thornton LLP, and Koss Corporation (as a nominal defendant); the second suit names the same parties except Grant Thornton LLP.  Among other things, both suits allege various breaches of fiduciary and other duties, and seek recovery of unspecified damages and other relief.  See Ruiz v. Koss, et al., Circuit Court, Milwaukee County, Wisconsin, No. 10CV002422 (February 16, 2010) and Mentkowski v. Koss, et al., Circuit Court, Milwaukee County, Wisconsin, No. 10CV002290 (February 18, 2010).

Koss Corporation markets a complete line of high-fidelity stereophone, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

# # #